Exhibit 99.1

UWMC Responds to TWO Board’s Latest Failing for TWO Stockholders

Questions Board’s Basic Math After Baffling Rejection of its Superior $12.00 Acquisition Proposal

TWO Board Takes Three Days to Conclude $11.30 in Cash is Better Than
$12.00 Cash Option

PONTIAC, Mich. & NEW YORK May 4, 2026 — UWM Holdings Corporation (“UWMC” or the “Company”) (NYSE: UWMC), today responded to the press release issued by Two Harbors Investment Corp. (“Two Harbors” or “TWO”) (NYSE: TWO) rejecting UWMC’s $12.00 per share acquisition proposal and reaffirming the support of its Board for its $11.30 per share transaction with CrossCountry Mortgage, LLC (“CrossCountry”):

“The TWO Board’s interpretation of the numbers don’t reflect the underlying math. UWMC’s fully financed $12.00 per share offer is clearly superior to $11.30 and provides a stock option on top of it, and the TWO Board is contorting itself with illogical arguments to suggest otherwise, preventing TWO stockholders from even the opportunity to receive significantly higher value.

“The TWO Board’s arguments about the risks of closing a deal with UWMC are disingenuous, given that this same board already has recommended a transaction with UWMC just months ago, including by highlighting the ability to achieve necessary approvals. Further, UWMC’s financing is supported by a committed, unsecured $1.3 billion bridge facility from Mizuho Bank, Ltd. with no ratings trigger, no borrowing-base test, and no market contingency. The commitment letter contains customary market standard closing conditions, but to avoid any doubt, Mizuho has agreed to remove the customary due diligence condition that the TWO Board raised concerns about. This is more than can be said for CrossCountry’s financing, which still contains scant details even in the most recent announcement and the Board deliberately fails to provide any details about it for obvious reasons.

“The actions of the TWO board are egregious and demonstrate it does not deserve TWO stockholder support for an inferior deal. TWO stockholders have one path to a superior value of $12 per share, which is to demand their board engage fairly and openly with UWMC and until then, carefully consider how to vote on the CrossCountry proposed transaction.

“UWMC is assessing its options to make sure TWO stockholders are able to obtain the value they deserve.”

About UWM Holdings Corporation and United Wholesale Mortgage

Headquartered in Pontiac, Michigan, UWM Holdings Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for 11 consecutive years and is also the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community.

UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

Cautionary Note Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this communication include statements regarding our expectations, plans, intentions and beliefs related to (i) the timing of the completion of any proposed transaction; (ii) the ability of the parties to complete any proposed transaction; and (iii) the benefits of a proposed transaction. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i)  that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein; (ii) the ability of the parties to satisfy the conditions to any proposed transaction, including obtaining stockholder approval and regulatory approval, on a timely basis or at all; (iii) the ability to obtain synergies and benefits of any proposed transaction; (iv) UWM’s ability to successfully implement strategic decisions and product launches; (iv) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by the Presidential Administration that affect interest rates and inflation; (vi) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (vii) UWM’s ability to sell loans in the secondary market; (viii) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (ix) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (x) our ability to consummate the merger with Two Harbors and achieve the anticipated benefits; (xi) our ability to comply with all rules and regulations in connection with the launch of our internal servicing and the new risks that may be presented as a result of the transition; (xii) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (xiii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (xiv) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (xv) UWM’s ability to continue to attract and retain its broker relationships; (xvi) UWM’s ability to implement technological innovation, such as AI in our operations; (xvii) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xviii) reliance on third-party software and services; the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xix) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xx) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (the “SEC”) including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

This communication relates to a proposal that UWMC has made to the Two Harbors Board for a business combination transaction with Two Harbors. In furtherance of this proposal and subject to future developments, UWMC (and, if applicable, Two Harbors) may file one or more registration statements, proxy statements, tender or exchange offers or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, tender or exchange offer document, prospectus or other document UWMC and/or Two Harbors may file with the SEC in connection with a proposed transaction.

INVESTORS AND SECURITYHOLDERS OF UWMC AND TWO HARBORS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT, TENDER OR EXCHANGE OFFER DOCUMENT, PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY ARE AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UWMC, TWO HARBORS, A PROPOSED TRANSACTION AND RELATED MATTERS. Investors and securityholders of UWMC and Two Harbors will be able to obtain copies of these documents if and when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about UWMC and Two Harbors, without charge, at the SEC’s website (http://www.sec.gov). Copies of the documents filed with the SEC by UWMC will be available free of charge under the SEC Filings heading of the Investor Relations section of UWMC’s website at https://investors.uwm.com.
Participants in the Solicitation
This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, UWMC and its respective directors and executive officers and other members of management and employees may be deemed to be participants in any solicitation of proxies from Two Harbors stockholders in respect of a proposed transaction under the rules of the SEC. Information regarding UWMC’s directors and executive officers is available in UWMC’s Annual Report on Form 10-K for the year ended December 31, 2025, and UWMC’s proxy statement, dated April 24, 2026, for its 2026 annual meeting of stockholders (the “UWMC 2026 Proxy”), which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Please refer to the sections captioned “Compensation Discussion and Analysis”, “Executive Compensation”, “Stock Ownership” and “Proposal 3 – Advisory Vote on Executive Officer Compensation” in the UWMC 2026 Proxy. Any changes in the holdings of UWMC’s securities by UWMC’s directors or executive officers from the amounts described in the UWMC 2026 Proxy have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the UWMC 2026 Proxy and are available at the SEC’s website at www.sec.gov.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com Bruce H. Goldfarb Okapi Partners LLC

Bruce Goldfarb/Chuck Garske/Jeremy Provost        Paul Caminiti/Hugh Burns/Nicholas Leasure
Okapi Partners                        Reevemark
212-297-0720                        212-433-4600
info@okapipartners.com                  UWM-Team@Reevemark.com